                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Atlas Corporation for the registration of 1,400,000 shares of its common stock and to the incorporation by reference therein of our report dateed September 6, 1995, with respect to the consolidated financial statements and schedules of Atlas Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP


Denver, Colorado
December 18, 1995